NABDAQ

Michael S. Emen
Vice President
Listing Qualifications
(301)978-8020


By Facsimile and Overnight Mail
-------------------------------

January 19,2001


Mr. Mark Raymond
Tew & Cardenas LLP
201 Biscayne Blvd., Suite 2600
Miami, FL 33131

Re:      Mortgage.com, Inc. (the "Company")
         Nasdaq Symbol: MDCM

Dear Mr. Raymond:

On December 18, 2000, Staff requested information regarding the Company's recent filing of Assignment for the Benefit of Creditors in accordance with Florida state law. Our letter requested a response by January 3, 2001, and indicated that trading in the Company's securities would be halted pending the receipt and review of such information, in accordance with Marketplace Rules(a)(3)1 and 4450(f)2. To date, we have not received a response from the Company regarding our request for an estimate of the funds available, if any, to shareholders after creditors have been paid and for an internal balance sheet and statement of operations which reflect the financial position of the Company at the time of and subsequent to the date of the Assignment.

Under these circumstances, and in accordance with Marketplace Rules 4330(a)(3) and 4450(f), continued listing of the Company's securities on The Nasdaq Stock Market is no longer warranted. Our determination is based on:

* concerns regarding the residual equity interest of the existing listed securities holders;



________________________

1 Marketplace Rule 4330(a)(3) states that "Nasdaq may, in accordance with Rule 4800 Series, deny inclusion or apply additional or more stringent criteria for the initial or continued inclusion of particular securities or suspend or terminate the inclusion of an otherwise qualified security if Nasdaq deems it necessary to prevent fraudulent and manipulative acts and practices, to promote just and equitable principles of trade, or to protect investors and the public interest."

2 Marketplace Rule 4450(f) states that "Should an issuer file under any of the sections of the Bankruptcy Act or announce that liquidation has been authorized by its board of directors and that it is committed to proceed, Nasdaq may suspend or terminate the issuer's securities unless it is determined that the public interest and the protection of investors would be served by continued designation."

Mr. Mark Raymond
January 19, 2001
Page 2


* the Company's December 14, 2000 filing of Assignment for the Benefit of Creditors and associated public interest concerns as set forth under Marketplace Rules 4450(f) and 4330(a)(3);

* on November 9, 2000, Staff notified the Company that its common stock has failed to maintain a minimum bid price of $1.00 over the previous 30 consecutive trading days as required by Marketplace Rule 4450(a)(5). The Company was given until February 9, 2001 to regain compliance. On December 14, 2000, the date that trading in the Company's securities was halted, the last bid price was $0.03125 per share. Under these circumstances, Staff lacks: assurance that the Company will be able to demonstrate compliance with Marketplace Rule 4450(a)(5); and

* the Company did not demonstrate its ability to sustain compliance with all requirements necessary for continued listing on The Nasdaq Stock Market.

Accordingly, Staff has determined to delist the Company's securities from The Nasdaq Stock Market at the opening of business on January 30, 2001.

Marketplace Rule 4815(b) requires that the Company, as promptly as possible but no later than seven calendar days from the receipt of Staff's determination, make a public announcement. through the news media which discloses receipt of this letter and the Nasdaq rules upon which it is based. The Company must provide a copy of this announcement to Nasdaq's StockWatch Department and Listing Qualifications Hearings Department (the "Hearings Department") at least 10 minutes prior to its public dissemination.3 For your convenience, we have enclosed a list of news services that the Company may use in connection with this announcement.

Please be advised that Marketplace Rule 4815(1)) does not relieve the Company of its obligation to assess the materiality of Staff's determination as it relates to the federal securities laws. This rule also does not provide a safe harbor under the federal securities laws. Accordingly, the Company should consult with securities counsel regarding its disclosure and other obligations mandated by law.4


______________________

3 This notice should be provided to the attention of Nasdaq's StockWatch Department (telephone: 240/386-6046; facsimile: 240/386-6047), 9513 Key West Avenue, Rockville, Maryland, 20850, and to Nasdaq's Hearings Department (telephone: 301/978-8079; facsimile: 301/978-8080), 9801 Washingtonian
Boulevard, Fifth Floor, Gaithersburg, Maryland, 20878.

4 Nasdaq cannot render advice to the Company with respect to the format or content of the public announcement. The following is provided only as a guide that should be modified following consultation with securities counsel: the Company received a Nasdaq Staff Determination on DATE OF RECEIPT OF STAFF DETERMINATION) indicating that the Company fails to comply with the (NET TANGIBLE ASSETS, MINIMUM BID PRICE, MARKET VALUE OF PUBLIC FLOAT, FILING, etc.) requirement(s) for continued listing set forth in Marketplace Rule(s) ______________, and that its securities are, therefore, subject to delisting from (The Nasdaq National/SmallCap Market). The Company has requested a hearing before a Nasdaq Listing Qualifications Panel to review the Staff Determination. There can be no assurance the Panel will grant the Company's request for continued listing. The Company may also wish to consider including in its public disclosure whether its securities may be eligible to trade on another marketplace.

Mr. Mark Raymond
January 19, 2001
Page 3


The Company may appeal Staffs determination to a Nasdaq Listing Qualifications Panel (the "Panel"), pursuant to the procedures set forth in the Nasdaq Marketplace Rule 4800 Series. A hearing request will stay the delisting of the Company's securities pending the Panel's decision. The Company may request either an oral hearing or a hearing based solely on written submissions.
The fee for an oral hearing is $2,300; the fee for a hearing based on written submissions is $1,400. Please note that the hearing fee is non-refundable and that the check must be made payable to "The Nasdaq Stock Market." 5 The request for a hearing must be received by the Hearings Department no later than 4:00 p.m. Eastern Standard Time on January 29, 2001. The request must be in writing and faxed to (301) 978-8080, with the original sent with the appropriate fee to:

                              David A. Donohoe, Jr.
                                  Chief Counsel
                             The Nasdaq Stock Market
                      9801 Washingtonian Blvd., Fifth Floor
                             Gaithersburg, MD 20878.

Hearing requests should not contain written arguments in support of the Company's position. If you would like additional information regarding the hearing process, please call the Hearings Department at (301) 978-8203.

Marketplace Rule 4890 prohibits communications relevant to the merits of a proceeding under the Marketplace Rule 4800 Series between the Company and the Hearings Department unless Staff is provided notice and an opportunity to participate. In that regard, Staff waived its right to participate in any oral communications between the Company and the Hearings Department. Should Staff determine to revoke such waiver, the Company will be immediately notified, and the requirements of Marketplace Rule 4890 will be strictly enforced.


_____________________

5 If the Company would like to pay its hearing fee by wire transfer, please contact Donna Barnes at 301/978-8071.

Mr. Mark Raymond
January 19, 2001
Page 4


If you have any questions concerning the compliance issues discussed above, please contact Martha L. Carter, Ph.D., Director, at (301) 978-8056 or Karl Heermann, Senior Listing Analyst, at (301) 978-8040.

Very truly yours,


/s/ Michael Emen/ds


Enclosure


cc:      (Overnight Mail Only)
         Luther F.Sadler, Esq
         Foley & Lardner
         The Greenleaf Building
         200 Laura St.
         Jacksonville, FL 32202-3510

         John Kozyak, Esq.
         Kozyak & Tropin LLP
         200 5. Biscayne Blvd., Suite 2800
         Miami, FL 33131

                                  News Services

Dow Jones News Wire Spot                 Bloomberg Business News                Bridge News
News                                     Newsroom                               Corporate Headquarters
Harborside Financial Center              P.O. Box 888                           3 World Financial Center
6000 Plaza Two                           Princeton, NJ 08542-0888               New York, NY 10281
Jersey City, NJ 07311-3992               (609) 279-4000                         (212) 372-7100
(201) 938-5400                           (609) 497-6577 FAX                     (212) 372-7158 FAX
(201) 938-5000 FAX

Businesswire                             Reuters                                PR Newswire
40 E. 52 Street                          Corporate News Desk                    1515 Broadway, 32 nd Floor
19th Floor                               199 Waters Street, 10th Floor          New York, NY 10036
New York, NY 10022                       New York, NY 10038                     (800) 832-5522
(212)752-9600                            (212) 859-1700                         (800) 793-9313 FAX
(212)752-9698 FAX                        (212)859-1717 FAX